Exhibit 99.1

Contents

Page
Number

Financial Statements

Independent Auditors’ Report	1

Balance Sheets as of December 31, 2013 and 2012	2

Statements of Operations for the Years Ended December 31, 2013 and 2012	4

Statements of Deficiency in Stockholders’ Equity for the Years Ended December 31, 2013 and 2012	5

Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	6

Notes to Financial Statements December 31, 2013 and 2012	7

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and
Stockholders of DoubleVision Networks, Inc.

We have audited the accompanying financial statements of DoubleVision Networks, Inc. (a New York corporation), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, deficiency in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DoubleVision Networks, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Union, New Jersey

March 31, 2015

1

DoubleVision Networks, Inc.

BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$232,531	$2,213
Accounts receivable, net	314,199	111,739
Account receivable – discontinued operations	-	77,000
Note receivable – discontinued operations	60,000	-

Total current assets	606,730	190,952

Software – discontinued operations	-	307,991
Capitalized software development costs, net	44,876	66,866
Property and equipment, net	25,590	27,841
Total assets	$677,196	$593,650

See accompanying notes.

2

DoubleVision Networks, Inc.

BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Liabilities and Deficiency in Stockholders' Equity
Current liabilities
Accounts payable	$162,784	$99,419
Accrued compensation - related party	606,667	306,667
Convertible debenture - related party	323,755	308,632
Note payable – related party	180,000	261,914
Loans from Co-founders	23,798	3,514
Current portion of note payable – discontinued operations	-	238,344

Total current liabilities	1,297,004	1,218,490

Long-term liabilities
Long-term portion of note payable – discontinued operations	-	235,000

Total liabilities	1,297,004	1,453,490

Deficiency in Stockholders' Equity
Preferred stock, $.001 par value, 50,000 shares authorized and 37,500 shares issued and outstanding as of December 31, 2013 and 2012	38	38
Common stock, $.001 par value; 1,000,000 shares authorized as of December 31, 2013 and 2012; 747,532 and 737,197 shares issued and outstanding as of December 31, 2013 and 2012, respectively	747	737
Additional paid-in capital	405,700	387,130
Accumulated deficit	(1,026,293)	(1,247,745)

Total deficiency in stockholders' equity	(619,808)	(859,840)

Total liabilities and deficiency in stockholders' equity	$677,196	$593,650

See accompanying notes.

3

DoubleVision Networks, Inc.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2013	2012
Revenue
Media placement	$892,235	$200,201
Total Revenue	892,235	200,201

Cost of Revenue	313,530	78,828

Gross Profit	578,705	121,373

Operating Expenses
Selling, general and administrative	807,391	373,436
Stock based compensation expense	18,580	2,830
Depreciation and amortization	43,286	37,916
	869,257	414,182

Loss from operations	(290,552)	(292,809)

Other Income (Expenses)
Loss on impairment of software	(31,950)	-
Forgiveness of interest on note payable – related party	131,909	-
Interest expense – related party	(65,118)	(65,412)
	34,841	(65,412)

Loss from continuing operations before income taxes	(255,711)	(358,221)

Provision for income taxes	-	-

Loss from continuing operations	(255,711)	(358,221)

Discontinued Operations
Loss from discontinued operations, net of taxes	(73,742)	(268,517)
Gain on disposal of assets and relief of liabilities from discontinued operations	550,905	-
Income (loss) from discontinued operations, net of taxes	477,163	(268,517)

Net income (loss)	$221,452	$(626,738)

Earnings (Loss) Per Share:
Basic	$0.30	$(0.85)
Diluted	$0.13	$(0.85)

Weighted Average Shares Outstanding:
Basic	747,532	737,197
Diluted	1,752,959	737,197

See accompanying notes.

4

DoubleVision Networks, Inc.

STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

					Additional
	Common Stock		Preferred Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2011	737,197	$737	37,500	$38	$384,300	$(621,007)	$(235,932)

Compensation recognized on option and warrant grants	-	-	-	-	2,830	-	2,830
Net loss for the year ended December 31, 2012	-	-	-	-	-	(626,738)	(626,738)

Balance - December 31, 2012	737,197	737	37,500	38	387,130	(1,247,745)	(859,840)

Shares issued for officer compensation	10,335	10	-	-	5,158	-	5,168
Compensation recognized on option and warrant grants	-	-	-	-	13,412	-	13,412
Net Income for the year ended December 31, 2013	-	-	-	-	-	221,452	221,452

Balance - December 31, 2013	747,532	$747	37,500	$38	$405,700	$(1,026,293)	$(619,808)

See accompanying notes.

5

DoubleVision Networks, Inc.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012

Cash Flows from Operating Activities
Net loss from continuing operations	$(255,711)	$(358,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	43,286	37,916
Loss on impairment of software	31,950	-
Stock based compensation	18,580	2,830
(Increase) in assets:
(Increase) in accounts receivable, net	(202,460)	(91,739)
Increase (decrease) in liabilities:
Increase in accounts payable	63,365	91,178
Increase in accrued compensation – related party	300,000	15,000
Increase (decrease) in accrued interest – related party	(66,791)	65,478
Net cash used in operating activities	(67,781)	(237,558)

Cash Flows from Investing Activities
Purchases of property and equipment	(4,150)	(30,842)
Capitalized software development costs	(46,845)	-
Net cash (used in) investing activities	(50,995)	(30,842)

Cash Flows from Financing Activities
Proceeds from sale of convertible debenture	-	300,000
Proceeds from Co-founders’ loans	20,284	-
Net cash provided by financing activities	20,284	300,000

Cash (used in) provided by continuing operations	(98,492)	31,600

Cash Flows from Discontinued Operations:
Net income (loss) from discontinued operations	477,163	(268,517)
Adjustments to reconcile net income (loss) to net cash provided by (used in) discontinued operations:
Depreciation expense	201,050	308,333
Loss on impairment of software	106,941	-
Decrease in accounts receivable, net	-	29,078
Forgiveness of note payable – discontinued operations	(473,344)	-
Repayment of note payable -- discontinued operations	-	(34,693)
Forgiveness of accounts receivable – discontinued operations	77,000	(75,201)
(Increase) in note receivable – discontinued operations	(60,000)	-
Net cash provided by (used in) discontinued operations	328,810	(41,000)

Net increase (decrease) in cash	230,318	(9,400)

Cash - Beginning balance	2,213	11,613

Cash - Ending balance	$232,531	$2,213

Supplemental Information:

Interest expense paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes.

6

DoubleVision Networks, Inc.

NOTES TO FINANCIAL STATEMENTS

1.	Organization, History and Business

DoubleVision Networks, Inc. (“the Company”) was incorporated in Delaware on May 6, 2010, under its original name, What’s Watched, Inc. On September 18, 2012, the Company changed its name to DoubleVision Networks, Inc.

The Company is a provider of mobile media for clients to place advertisements in mobile devices based on real-time data using proprietary technology.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Accounts Receivable, net

Accounts receivable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Property and Equipment, net

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Server and computer equipment	5 years
Furniture and fixtures	7 years

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons. For the year ended December 31, 2013, the Company recognized a $31,950 charge for impairment of its capitalized software development costs.

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Convertible Debentures

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Income Taxes

The Company, with consent of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income, instead, the stockholders are liable for income taxes on the Company’s taxable income. Accordingly, only provisions for state and local income taxes are made. The Company is required to file and does file tax returns with the Internal Revenue Service and other tax authorities.

Current income taxes are based on the taxable income for the year, as measured by the current year’s tax return. Deferred income taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes and from net operating losses available to offset future taxable income. The differences related primarily to the timing differences of expense and revenue recognition for financial statements and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The Company’s policy is to include any penalties and interest assessed by taxing authorities in selling, general and administrative expenses. Penalties are not deductible for income tax purposes and, accordingly, represent a permanent difference between the taxable income and the net income.

Tax laws are complex and subject to different interpretations by the taxpayer and tax authorities. Significant judgment is required when evaluating tax positions and related uncertainties. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax return will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company’s tax returns remain open for three years for income tax examination. There are currently no income tax returns under audit. The Company is no longer subject to income tax examinations for years before December 31, 2011.

On December 1, 2010, the Company issued preferred stock to investors, with different liquidation rights from the common stockholders, resulting in a second class of stock in violation of IRC rules relating to S Corporations. No tax liability is projected to be incurred as a result of this transaction due to the Company incurring losses in prior years.

Revenue Recognition

Revenue is derived on the basis of advertising impressions delivered to mobile devices through the Company’s proprietary technology and contractual agreements with advertising inventory suppliers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

8

Stock Based Compensation

The Company accounts for stock-based compensation under ASC Topic 505-50, formerly Statement of Financial Accounting Standards (“SFAS”) No. 123R, "Share-Based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.” These standards define a fair-value-based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Binomial or Black-Scholes option-pricing models, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

 Net Income (Loss) per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the year ended December 31, 2013, the total number of potentially issuable common shares was 1,037,646 shares consisting of 937,859 shares issuable in conversion of the $323,755 in principal and accrued interest outstanding on the Company’s convertible debenture (see Note 6) and 99,787 shares issuable for outstanding stock options (see Note 11). Diluted loss per share for the year ended December 31, 2012 has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of December 31, 2012 that have been excluded from the computation of diluted net loss per share amounted to 867,040 shares and included 43,396 options, and $308,632 of debt and accrued interest convertible into 823,644 shares of the Company’s common stock.

Concentrations of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Of the Company’s revenue earned during the year ended December 31, 2013, approximately 69% was generated from two customers. Of the Company’s revenue earned during the year ended December 31, 2012, approximately 82% was generated from two customers.

The Company’s accounts receivable are typically unsecured and are derived from U.S. customers in different industries. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Historically, such losses have been within management’s expectations. As of December 31, 2013, three customers accounted for 52%, 15% and 15%, respectively, of the Company’s net accounts receivable balance, respectively. As of December 31, 2012, three customers accounted for 45%, 45% and 10%, respectively, of the Company’s net accounts receivable balance, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has not identified any recently issued accounting pronouncements that are expected to have a material impact on its financial statements.

9

3.	Discontinued Operations

In 2013, the Company decided to sell all of their applications, platforms, user interfaces, technologies and other assets connected with its “What’s On” and “Screen Tribe” business and discontinue all activities in this line of business.

On June 14, 2013, the Company entered into an agreement with a third party to sell the applications for which the buyer paid cash to the Company at closing and agreed to pay a total of $60,000 through twelve payments of $5,000 per month. Concurrent with the sale, the Company was released from a total of $485,960 in liabilities owed to third parties that sold assets and services to the Company related to the discontinued business.

As of December 31, 2013, the Company carries the $60,000 note receivable from the buyer. Details of the Company’s gain from sale of the business, including the forgiveness of related liabilities is as follows:

Sales price	$175,008
Forgiveness of liabilities	485,960
Loss on impairment of software	(106,941)
Transaction costs	(3,122)
Gain on disposal of assets and relief of liabilities from discontinued operations	$550,905

The net loss from discontinued operations for the years ended December 31, 2013 and 2012 is comprised of the following:

	December 31,	December 31,
	2013	2012
Revenue	$20,367	$63,326
Cost of sales	-	-
Gross income	20,367	63,326
Bad debt expense	-	(57,710)
Forgiveness of liabilities	-	34,200
Depreciation	(94,109)	$(308,333)
Net (loss) from discontinued operations	$(73,742)	$(268,517)

4.	Accounts Receivable, net

Accounts receivable consists of the following:

	December 31,	December 31,
	2013	2012
Accounts receivable	$319,685	$111,739
Less allowance for bad debts	(5,486)	-

	$314,199	$111,739
Current portion	$314,199	$111,739
Long-term portion	$-	$-

5.	Property and Equipment, net

The following is a summary of property and equipment:

	December 31,	December 31,
	2013	2012
Server and computer equipment	$31,690	$27,540
Furniture and fixtures	3,301	3,301
	34,991	30,841
Less: accumulated depreciation	(9,401)	(3,000)
	$25,590	$27,841

Depreciation expense for the year ended December 31, 2013 and 2012 was $6,401 and $3,000, respectively.

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6.	Capitalized Software Development Costs, net

The following is a summary of capitalized software development costs:

	December 31,	December 31,
	2013	2012
Beginning balance	$66,866	$82,532
Additions	46,845	19,250
Amortization	(36,885)	(34,916)
Charge offs	(31,950)	-
Ending balance	$44,876	$66,866

Amortization expense for the years ended December 31, 2013 and 2012 was $36,885 and $34,916, respectively.

As of December 31, 2013, amortization expense for the remaining estimated lives of these costs is as follows:

Year Ending December 31,
2014	$15,615
2015	15,615
2016	13,646
$44,876

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7.	Accrued Compensation – Related Party

The Company employs its two co-founders at an annual salary that accrues at $150,000 annually for each co-founder. The following summarizes the amounts of accrued compensation for the years ended:

	December 31,	December 31,
	2013	2012
Nick Fisser, Co-founder	$308,334	$158,334
Matt Wiggins, Co-founder	298,333	148,333
	$606,667	$306,667

8.	Convertible Debenture – Related Party

	December 31, 2013	December 31, 2012
Convertible Debenture:
Principal outstanding	$300,000	$300,000
Accrued interest	23,755	8,632
	323,755	308,632
Less: discount on debt	-	-
	323,755	308,632
Less: current portion	(323,755)	(308,632)
Long-term debt	$-	$-

On June 5, 2012, the Company sold a $300,000 unsecured convertible debenture to a Company shareholder that bears interest at 5% per annum and matured on June 4, 2013. The debenture provides for, at the debenture holder’s sole option at any time on or after the maturity date, the conversion of the outstanding principal and accrued interest into shares of Company common stock at a conversion price equal to the lower of 97.5% of the $300,000 price paid for the convertible debenture or the quotient resulting from dividing $3,000,000 by the sum of Company common stock outstanding and the assumed issuance of all potentially issuable shares. In the event that the Company sells shares of its common stock in exchange for cash or enters into a transaction that gives majority control of the Company, than the conversion price of the convertible debenture is equal to the quotient resulting from dividing $3,000,000 by the sum of Company common stock outstanding and the assumed issuance of all potentially issuable shares. Interest expense on the convertible debenture for the years ended December 31, 2013 and 2012 was $15,123 and $8,632, respectively. In July 2014, the convertible debenture was repaid in full by a cash payment made by SITO Mobile, Ltd. (See Footnote 16).

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9.	Note Payable – Related Party

	December 31, 2013	December 31, 2012
Notes Payable:
Principal outstanding	$150,000	$150,000
Accrued interest	161,909	111,914
Accrued interest forgiven by related party	(131,909)	-
	180,000	261,914
Less: discount on note payable	-	-
	180,000	261,914
Less: current portion	(180,000)	(261,914)
Long-term portion	$-	$-

On April 7, 2011, the Company sold a $150,000 unsecured promissory note to a Company shareholder that bears interest at 50% per annum for the first twelve months of the note’s term and 33.33% per annum thereafter until maturity on May 1, 2013. On January 8, 2014, the Company paid $180,000 to the promissory note holder that represented payment of the $150,000 in outstanding principal and $30,000 in accrued interest and provided for the forgiveness of $131,909 in remaining accrued interest by the note holder on that date. For the year ended December 31, 2013, interest expense on note was $49,995 and $131,909 in interest expense was forgiven. For the year ended December 31, 2012, interest expense on the note was $56,846.

10.	Loans from Co-Founders

The Company borrowed funds for working capital purposes from its two co-founders. The loans are unsecured are repayable upon demand and bear no interest. The following summarizes the amounts of loans from Co-founders for the years ended:

	December 31,	December 31,
	2013	2012
Nick Fisser, Co-founder	$3,514	$3,514
Matt Wiggins, Co-founder	20,284	-
	$23,798	$3,514

11.	Stockholders’ Equity

The holders of the Company's common stock are entitled to one vote per share of common stock held.

During the year ended December 31, 2013, the Company issued 10,335 shares of common stock in exchange for services valued at $5,168 that are charged to operations for the year then ended.

Preferred Stock

The holders of the Company's preferred stock are entitled to one vote equal to the number of shares of common stock into which the shares of preferred stock held by the holders could be converted as of the record date. The preferred stock is convertible into common stock at a rate of one share of preferred stock to one share of common stock.

13

Options

On July 12, 2012, the Company granted options to an employee to purchase 15,700 shares of Company common stock at a purchase price of $0.50 per share that expire July 12, 2022. The 15,700 options were valued at $6,560 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.63%, and volatility of 138%. The options vest quarterly over four years and $1,752 and $640 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On July 12, 2012, the Company granted options to an employee to purchase 15,700 shares of Company common stock at a purchase price of $0.50 per share that expire July 12, 2022. The 15,700 options were valued at $6,560 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.63%, and volatility of 138%. The options vest immediately upon the Company having recognized $1,000,000 in revenue since the grant date and $6,560 was charged to operations in the years ended December 31, 2013.

On October 15, 2012, the Company granted options to an employee to purchase 11,996 shares of Company common stock at a purchase price of $0.50 per share that expire October 12, 2022. The 11,996 options were valued at $4,975 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.67%, and volatility of 136%. The options vest monthly over four years and $1,444 and $259 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an employee to purchase 16,200 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 16,200 options were valued at $6,398 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest quarterly over four years and $1,600 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an officer to purchase 16,200 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 16,200 options were valued at $6,398 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest immediately upon the Company having recognized $3,000,000 in revenue since the grant date and $0 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an officer to purchase 23,991 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 23,991 options were valued at $9,475 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest quarterly over four years and $2,369 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

A summary of outstanding stock options is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding – December 31, 2011	-	$-
Granted	43,396	$0.50
Exercised	-	$-
Cancelled	-	$-
Outstanding – December 31, 2012	43,396	$0.50
Granted	56,391	$0.50
Exercised	-	$-
Cancelled	-	$-
Outstanding - December 31, 2013	99,787	$0.50

As of December 31, 2013, of the 99,787 options outstanding, 31,141 are fully vested.

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12.	Stock Based Compensation

During the year ended December 31, 2013, the Company recognized stock-based compensation expense totaling $18,581 that was recognized through the vesting of 30,160 common stock options. During the year ended December 31, 2012, the Company recognized stock-based compensation expense totaling $2,830 that was recognized through the vesting of 981 common stock options.

13.	Income Taxes

We adopted the provisions of ASC 740-10-50, formerly FIN 48, “Accounting for Uncertainty in Income Taxes.” We had no material unrecognized income tax assets or liabilities for the years ended December 31, 2013 or 2012.

14.	Related Party Transactions

On April 7, 2011, the Company sold a $150,000 unsecured promissory note to a Company shareholder that bears interest at 50% per annum for the first twelve months of the note’s term and 33.33% per annum thereafter until maturity on May 1, 2013. On January 8, 2014, the Company paid $180,000 to the promissory note holder that represented payment of the $150,000 in outstanding principal and $30,000 in accrued interest and provided for the forgiveness of $131,909 in remaining accrued interest by the note holder on that date.

On June 5, 2012, the Company sold a $300,000 unsecured convertible debenture to a Company shareholder that bears interest at 5% per annum and matured on June 4, 2013. The debenture provides for, at the debenture holder’s sole option at any time on or after the maturity date, the conversion of the outstanding principal and accrued interest into shares of Company common stock at a conversion price equal to the lower of 97.5% of the $300,000 price paid for the convertible debenture or the quotient resulting from dividing $3,000,000 by the sum of Company common stock outstanding and the assumed issuance of all potentially issuable shares. In the event that the Company sells shares of its common stock in exchange for cash or enters into a transaction that gives majority control of the Company, than the conversion price of the convertible debenture is equal to the quotient resulting from dividing $3,000,000 by the sum of Company common stock outstanding and the assumed issuance of all potentially issuable shares.

The Company borrowed funds for working capital purposes from its two co-founders. The loans are unsecured are repayable upon demand and bear no interest. As of December 31, 2013 and 2012, outstanding loans from Co-founders were $23,798 and $3,514, respectively.

The Company employs its two co-founders at an annual salary that accrues at $150,000 annually for each co-founder. As of December 31, 2013 and 2012, accrued compensation were $606,667 and $306,667, respectively.

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On July 12, 2012, the Company granted options to an employee to purchase 15,700 shares of Company common stock at a purchase price of $0.50 per share that expire July 12, 2022. The 15,700 options were valued at $6,560 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.63%, and volatility of 138%. The options vest quarterly over four years and $1,752 and $640 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On July 12, 2012, the Company granted options to an employee to purchase 15,700 shares of Company common stock at a purchase price of $0.50 per share that expire July 12, 2022. The 15,700 options were valued at $6,560 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.63%, and volatility of 138%. The options vest immediately upon the Company having recognized $1,000,000 in revenue since the grant date and $6,560 was charged to operations in the years ended December 31, 2013.

On October 15, 2012, the Company granted options to an employee to purchase 11,996 shares of Company common stock at a purchase price of $0.50 per share that expire October 12, 2022. The 11,996 options were valued at $4,975 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.67%, and volatility of 136%. The options vest monthly over four years and $1,444 and $259 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an employee to purchase 16,200 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 16,200 options were valued at $6,398 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest quarterly over four years and $1,600 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an officer to purchase 16,200 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 16,200 options were valued at $6,398 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest immediately upon the Company having recognized $3,000,000 in revenue since the grant date and $0 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

On February 1, 2013, the Company granted options to an officer to purchase 23,991 shares of Company common stock at a purchase price of $0.50 per share that expire February 1, 2023. The 23,991 options were valued at $9,475 under the Binomial Option Model using a trading price of $0.50 per share, a risk free interest rate of 0.88%, and volatility of 124%. The options vest quarterly over four years and $2,369 and $0 was charged to operations in the years ended December 31, 2013 and 2012, respectively.

During the years ended December 31, 2013 and 2012, the Company did not incur rent charges for its primary office space in New York, New York that was shared with a company managed by the Company’s Co-founders.

15.	Fair Value

The Company’s financial instruments at December 31, 2013 and 2012 consist principally of accounts receivable, a note receivable, notes payable, a convertible debenture and shareholder loans that are financial assets and liabilities with carrying values that approximate fair value.  The Company determines the fair value of its financial instruments based on the effective yields of similar obligations.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

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Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

December 31, 2013:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets:
Accounts receivable, net	$-	$314,199	-	$314,199
Note receivable – discontinued operations	-	60,000	-	60,000

Liabilities:
Convertible debenture – related party	$-	$323,755	-	$323,755
Note payable – related party	-	180,000	-	180,000
Loans from Co-Founders	-	23,798	-	23,798

December 31, 2012:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets:
Accounts receivable, net	$-	$111,739	-	$111,739
Accounts receivable – discontinued operations	-	77,000	-	77,000

Liabilities:
Convertible debenture – related party	$-	$308,632	-	$308,632
Note payable – related party	-	261,914	-	261,914
Note payable – discontinued operations	-	473,344	-	473,344
Loans from Co-Founders	-	3,514	-	3,514

16.	Subsequent Events

On July 24, 2014, SITO Mobile, Ltd. (“SITO”) acquired all of the Company’s outstanding capital stock for $3,680,000, which SITO paid by issuing 8,000,000 shares of its common stock to the Company’s shareholders at an agreed-upon valuation of $0.41 per share, plus a cash payment of $400,000 to the holder of the Company’s convertible debenture. In addition to the initial purchase price, the agreement calls for $1,000,000 in contingent consideration payable in shares of SITO common stock based on SITO achieving $3,000,000 in media placement revenue in the twelve months ending July 31, 2015.

On July 24, 2014, all Company stock options were exercised and all shares of Company common stock issued to the option holders were exchanged for SITO common stock.

On July 24, 2014, the Co-founders forgave all of their accrued compensation and loans to the Company.

On July 24, 2014, the holder of 37,500 shares of Company preferred stock converted its shares into Company common stock and exchanged the common shares for shares of SITO common stock.

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